UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SATCON TECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of SATCON TECHNOLOGY CORPORATION (the “Corporation”), a Delaware corporation, will be held on Tuesday, June 5, 2007 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210, to consider and act upon the following matters:

1.                To elect three (3) Class I directors for the ensuing three years;

2.                To ratify the selection of Vitale, Caturano & Company, Ltd. as independent public accountants for the Corporation for the fiscal year ending December 31, 2007;

3.                To approve an increase in the number of shares of Common Stock available for issuance under the Corporation’s 2005 Incentive Compensation Plan by 2,000,000, from 2,000,000 to 4,000,000; and

4.                To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 16, 2007 as the record date for the determination of stockholders entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Corporation will remain open for the purchase and sale of the Corporation’s Common Stock.

We hope that all stockholders will be able to attend the Annual Meeting in person. In order to ensure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope, addressed to American Stock Transfer, the Corporation’s transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Daniel E. Gladkowski
Secretary
Boston, Massachusetts
April 30, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

SATCON TECHNOLOGY CORPORATION
27 DRYDOCK AVENUE
BOSTON, MASSACHUSETTS 02210

PROXY STATEMENT

for the 2007 Annual Meeting of Stockholders to be held on Tuesday, June 5, 2007

The enclosed Proxy is solicited by the Board of Directors (the “Board”) of SATCON TECHNOLOGY CORPORATION (the “Corporation”), a Delaware corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 5, 2007 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210, and at any adjournment or adjournments thereof.

All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Corporation.

The Corporation’s Annual Report to Stockholders for the year ended December 31, 2006 (“2006”) is being mailed to stockholders with the mailing of these proxy materials on or about April 30, 2007.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400.

Voting Securities and Votes Required

Stockholders of record at the close of business on April 16, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof. On that date, 42,215,791 shares of the Corporation’s Common Stock were issued and outstanding. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Annual Meeting and voting on such other matters. The Corporation has no other securities entitled to vote at the Annual Meeting.

Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Annual Meeting.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, but will not be considered as voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the Common Stock cast, or the ratification of the Corporation’s independent public accountants or the approval of the increase in the number of shares of Common Stock available for issuance under the Corporation’s 2005 Incentive Compensation Plan, each of which requires an affirmative vote of a majority of the Common Stock present or represented by Proxy and voting on the matter.

Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Corporation prior to the Annual Meeting, or by giving to the Secretary of the Corporation a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Corporation’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The Corporation will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Corporation, SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts 02210, telephone: (617) 897-2400. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Corporation at the above address and phone number.

Directions to SatCon Technology Corporation

27 Drydock Avenue
Boston, Massachusetts, 02210
Sixth floor

Parking is available in the parking garage, adjacent to The Boston Design Center and The Black Falcon Cruise Ship Terminal, which is located at the beginning of the Drydock building.

The Marine Industrial Park is a section of Boston’s Seaport District. Three main roads (Seaport Boulevard, Congress Street and Summer Street), running parallel to each other, traverse the Seaport District. Drydock Avenue may be reached using any one of these three main streets.

From the South

Proceed on North 93/Route 3 and take Exit 20-Logan Airport/South Boston. Take Detour-South Station via Frontage Road. Enter Tunnel—Bear right -Take 90 East/Logan Airport. Within the tunnel take South Boston exit. Exiting the tunnel, bear right at the lights onto D Street. Take a right at the next stoplight (at this intersection there is a new blue-glass building immediately in front of you at the corner of 610 Congress Street). This will take you in the direction of the new convention center (BCEC). At the second set of lights take a left onto Summer Street. Follow signs to Boston Design Center. At the next light, take a left into The Marine Industrial Park. 0.25 miles from the entrance is the parking garage. SatCon is located at the far end of the building at 27 Drydock Ave., 6th floor.

From the North-Route 93

Take 93 South into the tunnel. Take Purchase Street exit. When exiting the tunnel take an immediate left onto Seaport Boulevard. The Seaport Hotel will be on your right. Proceed thru rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the North-Route 1

Take Route 1 South. Take Route 60 at Revere Circle off of Route 1. Follow Route 60 then take Route 1A and follow signs to Logan Airport & Ted Williams Tunnel. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

From the West

From the Massachusetts Turnpike, Route 90, take exit 25-South Station. Keep left at the fork in the ramp. Turn right onto Congress Street. Turn slight right onto D Street. Turn left onto Summer Street. Turn left onto Drydock Avenue in Marine Industrial Park. Upon parking in the garage, SatCon’s facility is located at the opposite end of the long Drydock building at 27 Drydock Ave., 6th floor.

From the Airport

Upon exiting the Airport take the Boston/Ted Williams Tunnel exit. Once in the tunnel take Exit 25/South Boston. Proceed straight upon leaving the exit. Take a right onto Seaport Blvd. The Seaport Hotel will be on your right. Proceed through rotary and enter Marine Industrial Park. Follow Northern Avenue a short distance and turn right onto Drydock Avenue. The parking garage will be on your right. Upon parking in the garage, SatCon’s facility is located at the opposite end of the Drydock building at 27 Drydock Ave., 6th floor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 1, 2007, certain information concerning the beneficial ownership of the Common Stock by (i) each person known by the Corporation to own beneficially five percent (5%) or more of the outstanding shares of the Common Stock; (ii) each of the Corporation’s executive officers and directors and (iii) all executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 1, 2007 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(4)		Percentage of Common Stock Beneficially Owned(2)
Directors and Named Executive Officers
David B. Eisenhaure	3,351,729		8.4%
David E. O’Neil	143,277		*
Daniel E. Gladkowski	138,273		*
Gary G. Brandt (3)	147,910		*
William J. O’Donnell	195,411		*
Jack Worthen	85,473		*
Clemens van Zeyl	50,000		*
Marshal J. Armstrong	130,000		*
John M. Carroll	95,000		*
Daniel R. Dwight	27,000		*
James L. Kirtley, Jr.	169,137		*
Joseph E. Levangie	67,000		*
Andrew R. Muir	286,211	(5)	*
All executive officers and directors as a group (twelve persons)	4,886,421		12.2%

*                    Less than 1%

(1)          The address for all executive officers and directors is c/o SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210.

(2)          For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 40,105,073 shares of common stock outstanding as of March 1, 2007, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 1, 2007.

(3)          Mr. Brandt ceased employment with the Corporation in February 2007.

(4)          Includes the following number of shares of Common Stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 1, 2007 are as follows:

Directors and Named Officers	Vested Options
Mr. Eisenhaure:	418,500
Mr. O’Neil:	112,500
Dr. Gladkowski:	112,500
Mr. Brandt:	62,500
Mr. O’Donnell:	172,500
Mr. Worthen:	75,000
Mr. van Zeyl:	50,000
Mr. Armstrong:	130,000
Mr. Carroll:	95,000
Mr. Dwight:	27,000
Dr. Kirtley:	163,300
Mr. Levangie:	67,000
Dr. Muir:	59,000
All executive officers and directors as a group:	1,544,800

(5)          Includes 12,000 shares of Common Stock issuable upon the exercise of Series B warrants and 36,308 shares of Common Stock issuable upon the conversion of redeemable convertible Series B preferred stock.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Corporation has a classified Board of Directors consisting of three Class I directors, three Class II directors and three Class III directors. There is currently a vacancy in each of Class II and Class III, which will not be filled at the Annual Meeting as qualified candidates have not yet been identified. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring, unless a director is elected to a class which has a term expiring in less than three years, in which case the director will be elected for the remainder of the term of such class. The persons named in the enclosed Proxy will vote to elect, as Class I directors, David B. Eisenhaure, John M. Carroll and James L. Kirtley, Jr., unless the Proxy is marked otherwise. Each Class I director will be elected to hold office until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified.

If a stockholder returns a Proxy without contrary instructions, the persons named as Proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board. The nominees have indicated their willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected. The Board unanimously recommends a vote FOR the election of the nominees named below.

For each member of the Board, including those who are nominees for election as directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies on which he serves as a director and his age and length of service as a director of the Corporation.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

A majority of the members of the Board are “independent” under the rules of The Nasdaq Stock Market, Inc. The Board has determined that the following directors are independent:  Messrs. Armstrong, Carroll and Dwight and Dr. Muir.

Nominees for Terms Expiring in 2010 (Class I Directors)

David B. Eisenhaure, age 61, became a director in 1985.

David B. Eisenhaure is the Corporation’s President and Chief Executive Officer and a director. He founded the Corporation in 1985, and served as the Chairman of the Board until October 2006. Prior to founding the Corporation, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology’s Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure holds S.B., S.M. and an Engineer’s Degree in Mechanical Engineering from the Massachusetts Institute of Technology (“MIT”). Mr. Eisenhaure previously held an academic position at MIT, serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Implant Sciences Corporation.

John M. Carroll, age 60, became a director in 2005.

John M. Carroll joined the Corporation as a director in May 2005 and become the Chairman of the Board in October 2006. Mr. Carroll is currently Founder and Chairman of The Newgrange Company, a diversified plastics product manufacturer with operations in the United States, India, Vietnam and China. Prior to establishing Newgrange sixteen years ago, he was Chief Financial Officer of Leach & Garner Company and previously served as a consultant with Arthur D. Little, Inc. Mr. Carroll holds an MBA in Finance from Columbia University and is an English Chartered Accountant. He currently serves on the boards of A. W. Chesterton Company and Leach & Garner Company.

James L. Kirtley, Jr., age 61, became a director in 1992.

James L. Kirtley, Jr., joined the Corporation as a consultant in 1985 and became a director in 1992. From February 2000 until September 2004, Dr. Kirtley served as Vice President and Chief Scientist of the Corporation and was previously employed on a on a full-time basis as the Vice President and General Manager of the Corporation’s Technology Center beginning in 1998. Dr. Kirtley currently serves as a consultant to the Corporation. Dr. Kirtley is also a Professor of Electrical Engineering at Massachusetts Institute of Technology (“MIT”) having served as a member of the MIT faculty since 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from MIT.

Current Directors—Terms Expiring in 2008 (Class II Directors)

Andrew R. Muir, age 62, became a director in 2004.

Andrew R. Muir joined the Corporation as a director in 2004. Dr. Muir is currently a private consultant advising technology-based companies on a broad range of strategic and operational matters. Following a 20-year career with the Perkin Elmer Corporation in the U.S. and Europe, where he held positions of increasing responsibility in Engineering and Operations Management, he has since served in a variety of management and advisory roles with startup and emerging companies. Most recently, he served as CEO then Chairman of Select Therapeutics, Inc. a development stage pharmaceutical company. Dr. Muir received his scientific doctoral degree from Oxford University in the United Kingdom together with an MBA degree from Pace University in New York.

Joseph E. Levangie, age 61, became a director in 2004.

Joseph E. Levangie joined the Corporation as a director in December 2004. Mr. Levangie is Chief Executive Officer of JEL & Associates, a financial and investment services firm based in Bedford, MA. Previously, Mr. Levangie served as Chief Financial Officer for Greenman Technologies, Inc., Colorgen Inc. and Spire Corporation. Earlier in his career, Mr. Levangie served as Executive Vice President, designee, of the Solar Energy Conservation Bank in Washington, D.C. and held management positions with Northern Energy Corporation and AVCO Systems, a $100 million company, which became a division of Textron, Inc. Mr. Levangie received his S.B from the Massachusetts Institute of Technology and his MBA from Harvard University’s Graduate School of Business Administration.

Current Directors—Terms Expiring in 2009 (Class III Directors)

Marshall J. Armstrong, age 71, became a director in 1994.

Marshall J. Armstrong joined the Corporation as a director in 1994. Mr. Armstrong previously served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation from 1992 through 1997. Thermo Power provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. From January 1998 to September 1999, Mr. Armstrong served as Senior Vice President of Thermo Electron Corporation, where he has been employed since 1968 in various capacities including management of Thermo Electron’s government affairs. Mr. Armstrong also served as a director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

Daniel R. Dwight, age 47, became a director in 2006.

Daniel R. Dwight joined the Corporation as a director in 2006. Mr. Dwight is Director, President and Chief Executive Officer of Kronos Advanced Technologies, Inc., a publicly traded high technology company. Mr. Dwight has served as a Director of Kronos since 2000 and as President and Chief Executive Officer of Kronos since 2001. Prior to Kronos, Mr. Dwight spent nearly 20 years at General Electric Company, assuming various domestic and international positions in GE’s industrial businesses and GE Capital. At GE, Mr. Dwight provided strategic and business development leadership at multiple global locations, including defining strategic vision, formulating business plans and developing commercial financing and private equity investments across the Asia Pacific Region. Mr. Dwight has an MBA in Marketing and Finance with Honors from The University of Chicago Graduate School of Business and a BS in Accounting with Honors from the University of Vermont.

Executive Officers of the Corporation

David E. O’Neil, age 60, became an executive officer in 2005.

David E. O’Neil is the Corporation’s Vice President of Finance and Treasurer and has served in these roles since March 1, 2005. Prior to assuming these positions, Mr. O’Neil served as Vice President and General Manager of SatCon Electronics, the electronics division of the Corporation, since November 2002. Prior to that, Mr. O’Neil served as the Controller of SatCon Electronics since February 2002. Prior to joining the Corporation, he was with Polaroid Corporation for over 29 years. During his career at Polaroid he served as Division Vice President and Group Controller for Global Sales and Marketing, Vice President of Purchasing, Group Controller for Global Manufacturing, and numerous other financial positions. Mr. O’Neil holds a B.S. in Accounting from Bentley College, and an M.B.A from Suffolk University.

Daniel E. Gladkowski, age 56, became an executive officer in 2005.

Daniel E. Gladkowski is the Corporation’s Vice President of Administration and Human Resources and Secretary and has served in this role since March 1, 2005. Prior to assuming this position Dr. Gladkowski served as Director of Human Resources of the Corporation since 1994. Prior to joining the Corporation in 1994, Dr. Gladkowski was employed by Draper Laboratory, Inc. where he functioned in various capacities including the management of all aspects of the human resources department, as well as technical program management and division administration. In addition, he has held positions with Exxon Research & Engineering and D.P. Parker & Associates, a technical search firm. Dr. Gladkowski received his BS degree from Marietta College and the MS and Ph.D. degree in Chemistry from Cornell University.

He also held a postdoctoral research position at Princeton University and has published in both the scientific and human resources arenas.

William O’Donnell, age 56, became an executive officer in 2006.

William J. O’Donnell is the President of SatCon Applied Technology and has served in this role since May 10, 2006. In that role, he is responsible for the project management and the technical and programmatic performance of Applied Technology’s programs. Mr. O’Donnell joined the Corporation in 1993 and has served in a variety of roles, including director of corporate communications, vice president of manufacturing for our SatCon Electronics division, director of marketing and director of operations for SatCon Applied Technology. Prior to joining SatCon, Mr. O’Donnell was employed at Draper Laboratory and was responsible for corporate strategic and operational planning and organizational development. In support to the Executive Council and Board of Directors of the Laboratory, Mr. O’Donnell also participated in special studies and committees for business development, planning and organizational restructuring. Prior to joining Draper Laboratory, Mr. O’Donnell was employed by Textron Defense Systems, where he held several management positions, including Business Manager for the Surveillance Systems Business Area and the Air Force Maui Space Surveillance Complex. Mr. O’Donnell received his MS Degree from Boston University in Technology Management and a Bachelors Degree from the University of Massachusetts.

Jack Worthen, age 48, became an executive officer in 2006.

Jack Worthen is the President of SatCon Electronics, and has served in that role since May 2006. Mr. Worthen joined the Corporation in 2005 as the Vice President and General Manager of SatCon Electronics. Prior to joining SatCon, Mr. Worthen was Vice President of Sales for Zywyn Corporation, a start-up semiconductor company, from 2003 to 2005. In this capacity, he was responsible for business development, new product launches and establishing sales and distribution channels for North America and Europe. Prior to that, Mr. Worthen was Sr. Vice President of Worldwide Sales for Sipex Corporation, having spent almost 20 years with that company. At Sipex, he directed worldwide management of sales, customer service and applications engineering. He had the lead role in revenue increases, over a span of 2 years, from $60 million to $120 million. He was a key team member in establishing the company as a leader in the power management market for portable power and distributed power applications. These products included linear regulators, switching regulators, and PWM controllers serving the power supply, telecommunications and consumer market segments. Mr. Worthen holds a BS degree in Marketing from Babson College.

Clemens van Zeyl, age 48, became an executive officer in 2006.

Clemens van Zeyl is the President of SatCon Power Systems, Canada, Ltd. and has served in that role since joining the Corporation in 2006. Prior to joining SatCon, he was President and CEO of HERA Hydrogen Storage Systems Inc. from October 2002 to December 2005. Mr. van Zeyl was also President and CEO of Inverpower, the Canadian public company whose assets were acquired by SatCon in 2001, from March 2001 to April 2002. Prior to that, he spent 19 years at General Electric where he had P&L management responsibility for GE’s Large Motor division. Clemens van Zeyl has a Bachelors Degree in Electrical Engineering from the University of Toronto and an MBA from York University.

For additional information relating to executive officers of the Corporation, see disclosure regarding Mr. Eisenhaure set forth under the heading “Election of Directors.”

For information relating to shares of Common Stock owned by each of the directors and executive officers of the Corporation, see “Security Ownership of Certain Beneficial Owners and Management.”

Board and Committee Meetings

The Board met 18 times during 2006. During 2006, each of the Corporation’s directors attended at least 75% of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

Corporate Governance and Nominating Committee

The Corporation has a standing Corporate Governance and Nominating Committee (the “Nominating Committee”). The Nominating Committee has a written charter, a copy of which is available to stockholders on the investor relations page of the Corporation’s website at www.satcon.com/investors/governance.html. The members of the Nominating Committee are Dr. Muir (Chair) and Messrs. Armstrong, Carroll and Dwight, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. The duties of the Nominating Committee may be summarized as follows:

•       Review of the Corporation’s corporate governance principles, policies and practices;

•       Review the composition of the Board of Directors for the purpose of determining that it has the appropriate breadth of experience and expertise to ensure proper stewardship of Corporation;

•       Establish the criteria for selection of the Chairman, Board members and committee members;

•       Identify persons who meet the established criteria and are qualified to become Board members;

•       Recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

•       Conduct an evaluation of the Board and management and establish a succession plan.

The Board’s current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Board (the current procedures are described below), and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

•       The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.

•       The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Corporation and should be willing and able to contribute positively to the decision-making process of the Corporation.

•       The nominee should have a commitment to understand the Corporation and its industry and to regularly attend and participate in meetings of the Board and its committees.

•       The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Corporation, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stakeholders.

•       The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Corporation’s stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates are as follows:

1.                All stockholder recommendations for director candidates must be submitted to the Corporate Secretary at the Corporation’s offices located at 27 Drydock Avenue, Boston, Massachusetts 02210, who will forward all recommendations to the Nominating Committee.

2.                All stockholder recommendations for director candidates must be submitted to the Corporation not less than 120 calendar days prior to the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

3.                All stockholder recommendations for director candidates must include the following information:

•       The name and address of record of the stockholder.

•       A representation that the stockholder is a record holder of the Corporation’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•       The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

•       A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time.

•       A description of all arrangements or understandings between the stockholder and the proposed director candidate.

•       The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Corporation’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•       Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Except where the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members, including nominees recommended by stockholders, and recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are selected by the Nominating Committee in accordance with the Corporation’s Corporate Governance Guidelines, the policies and principles in its charter and the criteria set forth above. There are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. The Nominating Committee has the authority to retain a search firm to identify or evaluate or assist in identifying and evaluating potential nominees. To date, the Corporation has not paid any fees to any such search firms.

Audit Committee

The Corporation has a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee has a written charter, a copy of which is available to stockholders on the investor relations page of the Corporation’s website at www.satcon.com/investors/governance.html. The Audit Committee currently consists of Messrs. Armstrong (Chair), Carroll and Dwight, each of whom is independent under the rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors of the Corporation has determined that Mr. Dwight qualifies as an “audit committee financial expert” under applicable SEC rules. Management is responsible for the Corporation’s internal controls and the financial reporting process. The Corporation’s independent auditors are responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee met 5 times during 2006.

The purpose of the Audit Committee is to oversee (i) the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements and (ii) the qualifications, independence and performance of the Corporation’s outside auditors. With respect to its oversight of the independent auditors, the Audit Committee is responsible for (i) appointing, evaluating, retaining and terminating the engagement of the independent auditor, (ii) taking appropriate action to oversee the independence of the independent auditor, (iii) setting the compensation of the independent auditor, (iv) pre-approving all audit and non-audit services to be provided to the Corporation by the independent auditor, and (v) resolving disagreements, if any, between management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, as appropriate, receive and consider the reports required to be made by the independent auditor regarding critical accounting policies and practices, alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, and other material written communications between the independent auditor and management. With respect to audited financial statements and other financial disclosures, the Audit Committee shall (i) review and discuss with management and the independent auditors the Corporation’s audited financial statements, (ii) consider whether it will recommend to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K and (iii) direct the independent auditor to use it best efforts to perform reviews of interim financial information and to discuss with the Audit Committee and the Chief Financial Officer (or equivalent officer) any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. In addition, the Audit Committee shall (i) coordinate the Board’s oversight of the Corporation’s internal control over financial reporting, disclosure controls and procedures and code of conduct, (ii) establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters, and (iii) review and approve any proposed related party transactions. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

Compensation Committee

The Corporation has a standing Compensation Committee. The Compensation Committee has a written charter, a copy of which is available to stockholders on the investor relations page of the Corporation’s website at www.satcon.com/investors/governance.html. Messrs. Dwight (Chair) and Carroll and Dr. Muir, each of whom is independent under the rules of The Nasdaq Stock Market, Inc., serve as the current members of the Compensation Committee. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Corporation’s executives. The Compensation Committee recommends to the Board for determination the compensation arrangements for executive officers, consultants and directors of the Corporation including, but not limited to, the grant of options to purchase the Corporation’s Common Stock pursuant to the Corporation’s stock option plans or other plans that may be established. The Compensation Committee met six times during 2006.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in this Proxy Statement begins on page 12 of this Proxy Statement. Among other things, the Compensation Discussion and Analysis described in greater detail the Compensation Committee’s role in the executive compensation process.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, our principal financial officer and our principal accounting officer. A copy of the Code of Conduct and Ethics is available to stockholders on the investor relations page of the Corporation’s website at www.satcon.com/investors/governance.html.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and holders of more than 10% of the Corporation’s Common Stock to file with the SEC initial reports of ownership of the Corporation’s Common Stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the Corporation’s knowledge, based solely on a review of the Corporation’s records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Corporation’s most recent fiscal year.

Certain Relationships and Related Transactions

None.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent in pursuit of our business strategy of being a premier developer and supplier of power management solutions within the Alternative Energy and Distributed Power market sectors. The focus is to tie short and long-term incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. Our executive compensation structure not only aims to be competitive in our market sector, but also to be fair relative to compensation paid to other professionals within our organization. As we continually develop our compensation approach, we aim to implement an approach that rewards our executives when we achieve our target goals and objectives. As our business evolves, we seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Executives will be evaluated and rewarded based on their organizational contributions to the achievement of short and longer term objectives; their openness to challenging and improving current policies and structures; their willingness to foster a highly creative team-oriented environment; and their ability to take advantage of unique business opportunities and overcome difficult challenges within the emerging Alternative Energy and Distributed Power business sectors. To achieve these goals, the Compensation Committee expects to further implement compensation plans that tie a significant portion of executives’ overall compensation to the achievement of the objectives listed above.

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our Chief Executive Officer (CEO), Vice President of Finance, and the other three most highly compensated executive officers, which are collectively referred to as the Named Executive Officers.

Role of the Compensation Committee

The Compensation Committee approves, administers and interprets our executive compensation and benefits policies. Our Compensation Committee is appointed by the Board of Directors, and consists entirely of directors who are “independent” under the rules of The Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is composed of Dr. Muir, Mr. Carroll and Mr. Dwight, who serves as Chairperson.

Our Compensation Committee reviews and makes recommendations to the Board of Directors with respect to our executive compensation and benefit program to ensure alignment with our compensation philosophy, and subject to the approval of our Board, is responsible for establishing the total compensation packages offered to our executive officers. For more information regarding the duties of the Compensation Committee, see “Board and Committee Meetings—Compensation Committee” on page 11 of this Proxy Statement.

As discussed in more detail below, in making compensation-related decisions, the Compensation Committee considers, among other things, input from management and other independent directors, as well as benchmarking studies and surveys.

Compensation Benchmarking

The Compensation Committee believes that it is important when making compensation-related decisions to be informed as to the practices of publicly-held technology-oriented companies of similar size, revenue and market focus. Geographic location is also taken into consideration. Management collects, analyzes and presents publicly available compensation data and subscription compensation survey data. Specific surveys utilized are those produced by The Survey Group and the American Electronics Association, which provide baseline data on eastern Massachusetts and national technology-oriented companies, respectively, with revenues of less than $50,000,000. We also benchmark our compensation practices in relation to other comparable companies in the Alternative Energy and Distributed Power market sectors. We believe that this group of companies provides an appropriate peer group because they consist of similar organizations against whom we compete for executive talent. We intend to annually review the companies in our peer group and add or remove companies as necessary to insure that our peer comparisons are meaningful. Specifically, we use data in proxy statements filings from companies that we believe are comparable to us based on market focus or are otherwise relevant, including:

•       Active Power, Inc.

•       American Superconductor Corporation

•       Capstone Turbine Corporation

•       Fuel Cell Energy

•       Evergreen Solar, Inc.

•       Mechanical Technology, Inc.

•       Plug Power, Inc.

•       UQM Technologies, Inc.

In addition to benchmarking studies, the Compensation Committee has historically taken into account input from other sources, including input from other independent members of the Board of Directors. While benchmarking may not always be appropriate as a stand-alone tool for setting compensations due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process.

Based on management’s analysis and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the median (50th percentile) of the companies represented in the compensation data we review. Short-term incentive compensation, based on the achievement of specified goals and objectives, may be awarded in the form of a cash performance bonus and/or equity awards. Total compensation may vary significantly from year-to-year based on total company and business unit performance.

Executive Compensation Program

As discussed in more detail below, our compensation program consists of five components: base salary, annual bonus incentives, long-term incentives, benefits and, in some cases, severance/termination protection.

In determining each component of an executive’s compensation, numerous factors are considered, including:

•       The individual’s particular background and circumstances, including prior relevant work experience;

•       The demand for individuals with the individual’s specific expertise and experience;

•       The individual’s role with us and the compensation paid to similar persons determined through benchmark studies;

•       The individual’s performance and contribution to the achievement of company goals and objectives;

•       Comparison to other executives within the Corporation; and

•       Uniqueness of industry expertise and skills.

The Compensation Committee has implemented an annual performance management program, under which annual performance goals and expectations are determined for each executive, including the Named Executive Officers.

Following the end of each year, annual business unit and corporate goals for the new year are jointly developed by management and the Compensation Committee, subject to Board approval.

The Compensation Committee meets outside the presence of all of the executive officers to consider appropriate compensation for our CEO. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO. The CEO annually reviews each other executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under the short-term incentive plan, and the grants of long-term incentive awards for all executive officers, excluding himself. Based in part on the CEO’s recommendations and other considerations, the Compensation

Committee approves the total annual compensation package of our executive officers (other than the CEO). Independently, the Compensation Committee annually evaluates the performance of the CEO and determines the base salary adjustment, short-term incentive award and long-term incentive award, if any, to be made for the given performance period.

Our policy for allocating between short-term and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives (in the form of equity awards) to maximize long-term value for the Corporation and its stockholders. Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation in the form of equity-based awards to reward superior performance against specific short-term goals and long-term objectives.

Compensation Components

Base Salary

Annually, the Compensation Committee reviews the individual salaries of our executive officers. The base salary for each executive is based on consideration of median pay for our peer group and internal factors, such as the individual’s experience, skills and performance, and the pay of other members of the executive team. We consider market median pay levels among individuals in comparable positions with transferable skills within the Alternative Energy and Distributed Power market sectors and comparable technology-based companies. When determining the base salary of any executive, we also consider business requirements for certain skill sets, individual experience, and the responsibilities of the executive and other factors. It is our belief that a competitive base salary is necessary to attract and subsequently retain a management team with the requisite skills to lead the Corporation.

For 2006, none of our Named Executive Officers received an increase in base salary primarily as a result of the business not meeting the targeted goals and objectives.

Annual Incentive Bonus Plan

In 2006, with the exception of Mr. Clemens van Zeyl, President, SatCon Powers Systems Canada, Ltd., we did not have an annual incentive bonus plan established for any of our other Named Executive Officers.

Mr. van Zeyl joined the Corporation on March 27, 2006. In order to make a market competitive offer sufficient to attract Mr. van Zeyl to join the Corporation, we included an incentive bonus opportunity, as well as a stock option grant, upon commencement of employment. Under the terms of his annual bonus plan, recommended to and approved by the Board of Directors, Mr. van Zeyl was eligible to receive, for the initial performance period of April 1, 2006 to September 30, 2006, a cash bonus of up to 50% of base salary earned during this six month period upon meeting specified objectives, including revenue targets, business unit operating profit targets and measurable operational improvements. For this six month period, Mr. van Zeyl earned a 33.3% bonus equating to $34,475 with a base salary earned during this period of $107,021.

Mr. van Zeyl was also eligible to receive, for the performance period of October 1, 2006 to December 31, 2006, a cash bonus of up to 50% of base salary earned during this three month period upon meeting specified objectives, including revenue targets, business unit operating profit targets and measurable operational improvements. For this three month period, Mr. van Zeyl earned a bonus equating to $25,843 US with a base salary earned during this period of $51,686.

As a result of a review of general market and peer company practice, the Compensation Committee has established, for fiscal 2007, a written Incentive Bonus Plan as a means of adding specific incentives towards achievement of specific business unit and company goals that are key factors in our success. Eligible participants are the CEO, the Vice President of Finance, the Chief Technology Officer (CTO), the

Vice President of Administration, and the Presidents of our three business units (SatCon Power Systems, Canada, SatCon Electronics and Applied Technology). For 2007, these executive officers are eligible to receive shares of Common Stock conditional upon successful performance against established measurable targets. The Incentive Bonus Plan, which will be reviewed and revised on an annual basis, is an important component in the hiring of key executives. Additionally, it is an important mechanism in focusing our executive’s efforts and rewarding executive officers for annual operating results that help create value for our shareholders.

The 2007 Incentive Bonus Plan will place emphasis on both business unit performance and overall company performance. Performance is measured against goals established for three measurement categories: balance sheet management, revenue and profitability. During the first quarter of each fiscal year, the Compensation Committee, taking into consideration recommendations made by the CEO, will establish quantitative goals for each participating executive. Each goal has a minimum (100%) and maximum (120%) performance level. When actual performance is 100% or more of a goal for a given measurement category, a portion of the bonus award may be realized. If performance is below 100% of goal, a bonus award will not be realized for that measurement category. The award opportunity will be paid, if target conditions are met, in the form of unrestricted shares of our Common Stock, at the end of the performance period based upon satisfaction of the performance criteria. The shares will be granted under our 2005 Incentive Compensation Plan. The Presidents of the three business units and the CTO can earn between 25% and 50% of base salary upon attainment of 100% to 120% of target goals, respectively, for the applicable fiscal year. The CEO, Vice President of Finance and the Vice President of Administration can earn between 12.5% and 25% of base salary upon attainment of 100% to 120% of overall target company goals, respectively, for the applicable fiscal year. The number of shares that will be payable will be equal to the percentage of base salary earned divided by the value of a share on the first day of the bonus plan year or on the date the plan is approved by the Board of Directors for any given fiscal year, whichever is later. The Compensation Committee retains full discretion over the amount paid to any and all employees. Not withstanding the foregoing, the President of SatCon Power Systems, Canada, has the option to elect to receive any bonus earned in cash.

Long-term Equity Incentive Compensation/Stock Option Grant Practices

The Company awards long-term incentive grants in the form of stock options to our executive officers, consistent with the practices of peer organizations. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers to the interest of our shareholders.

The Compensation Committee reviews and recommends to the Board of Directors the amount of each award to be granted to each executive officer and the Board of Directors approves each award.

Our executive officers are eligible to receive annual awards of stock options, although an annual stock option grant is not guaranteed. Individual determinations are made by the Compensation Committee with respect to the frequency and number of stock options to be recommended to be granted to the executive officers. In making these determinations, the Compensation Committee consider performance relative to the strategic and financial objectives of the Corporation, the previous year’s individual performance of each executive officer and the market pay level for the executive officer.

In 2006, the Compensation Committee conducted an internal review of stock options held by our executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that the following individuals be granted a stock option award based upon position and responsibilities within the Corporation: Mr. Jack Worthen, President, SatCon Electronics (100,000 shares), Dr. Dan Gladkowski, Vice President, Administration & Secretary (50,000 shares), Mr. William O’Donnell, President, SatCon Applied Technology (50,000), Mr. David O’Neil, Vice President, Finance (50,000 shares). The Board of Directors approved these grants on May 10, 2006 at a price of $2.95 per share with one quarter of the shares vesting upon grant and the balance of the shares vesting in equal annual installments over a three-year period.

Dr. Millard S. Firebaugh, former President of the Corporation, terminated his employment with the Corporation on May 31, 2006. Upon hire, Dr. Firebaugh was issued an option to purchase 400,000 shares of our Common Stock under our 2000 Stock Incentive Plan. Upon termination, these stock options were fully vested and Dr. Firebaugh has two years from the date of termination to exercise these options.

We also award long-term incentive grants in the form of stock options to key new hires. The initial grant of stock options typically vest over a three- or four-year period. The exercise price of these options are at the fair market value of our Common Stock on the date the options are granted which is the closing price of the stock on the date of grant or, if later, the date of hire.

The Board of Directors has authorized the CEO to grant stock options to key non-executive employees in accordance with established guidelines, provided that the maximum number of shares subject to such stock options for any one recipient does not exceed 50,000 shares in one year. The CEO, upon recommendation from each Business Unit President, annually reviews these recommendations and makes a determination as to the appropriateness of grants to key employees in any given fiscal year.

We expect that we will continue to provide key new employees with initial option grants in 2007 to provide long-term compensation incentives and we will continue to rely on performance-based and retention grants to key employees.

In 2006, we had no defined program, or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information. The Compensation Committee is considering adopting a policy regarding the timing of stock option grants.

Benefits

We provide the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•       Health and dental insurance;

•       Life Insurance;

•       Short and long-term disability; and

•       401(k) Plan in the US and a Registered Retirement Savings Plan (“RRSP”) in Canada.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

The exception to providing uniform benefits to all employees is that the company maintains two separate supplemental life insurance policies on David Eisenhaure, President and CEO. Both policies are valued at $1,000,000 with the beneficiary of one policy being the Corporation and the second policy beneficiary being members of Mr. Eisenhaure’s family.

 Employment Agreements

Except with respect to our President and CEO, David Eisenhaure, we do not have any employment agreements in effect with any of our current executives. Mr. Eisenhaure’s employment agreement, which has been in place since 1992, provides that he is entitled to receive as a severance payment 100% of his annual salary plus benefits, payable in twelve equal monthly installments, if (i) the company or a substantial portion of the company is acquired without the approval of the Board; or (ii) without his consent, his employment is terminated without cause or his salary is reduced, or there is a substantial change in his position or there is a change in his principal place of employment from the greater Boston, Massachusetts area.

Michael Turmelle, former President of SatCon Power Systems, Inc., who terminated employment with the Corporation on October 31, 2006, had a similar employment agreement with the Corporation. Under the terms of this agreement, Mr. Turmelle receives his base salary, minus applicable withholdings and deductions, for one (1) year after his termination date. While an employee, Mr. Turmelle had been issued 391,450 stock options under the our various stock incentive plans. Under the terms of the Employment Termination Agreement, Mr. Turmelle has the right to exercise such options until October 31, 2008.

Compensation Committee Report

We, the Compensation Committee, have reviewed and discussed the above Compensation and Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DANIEL R. DWIGHT, Chairman
JOHN M. CARROLL
ANDREW R. MUIR

Compensation of Executive Officers

Set forth below is information regarding the compensation of the Chief Executive Officer, the Vice President of Finance, and our three other most highly compensated executive officers for the year ended December 31, 2006 (“fiscal 2006”). Such officers are collectively referred to as the “named executive officers.”

Summary Compensation Table.   The following table sets forth information regarding the named executive officers’ compensation for fiscal year 2006.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(3)	Total ($)
David B. Eisenhaure Chief Executive Officer and President	2006	$304,008	$—	$—	$—	$—	$—	$22,987	$326,995
David E. O’Neil VP Finance and Treasurer	2006	$190,008	$—	$—	$44,229	$—	$—	$14,470	$248,707
Gary Brandt(5) VP Corporate Development	2006	$160,539	$—	$69,476	$55,595	$—	$—	$9,632	$295,242
Jack Worthen President, SatCon Electronics	2006	$167,981	$—	$—	$88,457	$—	$—	$12,792	$269,231
Clemens van Zeyl(6) President, SatCon Power Systems, Canada	2006	$159,035	$—	$—	$69,708	$60,318	$—	$4,771	$293,832

(1)          Represents Mr. van Zeyl’s bonuses for the six month period ended September 30, 2006 ($34,475) and the three month period ended December 31, 2006 ($25,843), which were earned pursuant to the incentive bonus opportunity included in his initial employment package (as described above under Compensation Discussion and Analysis).

(2)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Refer to Note C, “Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation,” in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of option awards.

(3)          Amounts shown include (a) matching contributions made by the Corporation to the 401(k) Plan or other statutory plans in the Power Systems Canada division in the following amounts: Mr. Eisenhaure ($13,200); Mr. O’Neil ($14,470); Mr. Brandt ($9,632); Mr. Worthen ($12,792); and Mr. van Zeyl ($4,771); and (b) for Mr. Eisenhaure, $9,787 representing the dollar value of term life insurance premiums paid by the Corporation on a $1,000,000 term life insurance policy of which members of Mr. Eisenhaure’s family are the beneficiaries.

(4)          In 2005, as part of Mr. Brandt’s initial compensation package, the Corporation granted Mr. Brandt 50,000 shares of restricted Common Stock of the Corporation. These shares vested quarterly over a one year period, with all 50,000 shares vesting during 2006. The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Refer to Note C, “Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation,” in the Notes to the

Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of this award.

(5)          Mr. Brandt ceased employment with the Corporation in February 2007.

(6)          Amounts were paid out in Canadian dollars and were translated to U.S. dollars for purposes of the table above at a rate of 1 US$ = 0.85 CND$.

Grants of Plan-Based Awards.   The following table sets forth certain information with respect to plan-based awards granted to the named executive officers in fiscal year 2006.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Eisenhaure
David E. O’Neil	5/10/06								50,000	$2.95	$107,583
Gary Brandt(4)	12/21/05							50,000	100,000	$1.42	$180,666
Jack Worthen	5/10/06								100,000	$2.95	$215,166
Clemens van Zeyl	3/27/06								100,000	$2.39	$182,509

(1)          All stock-based awards were made under the Corporation’s 2005 Incentive Compensation Plan.

(2)          The exercise price of the stock option awards is equal to the closing price of the Common Stock on the grant date as reported by The Nasdaq Stock Market.

(3)          The amounts in this column reflect the grant date fair value of each option award computed in accordance with FAS 123(R). Refer to Note C, “Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation,” in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of this award. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of SatCon’s common stock at such date in the future when the option is exercised.

(4)          On September 19, 2006, the Board of Directors approved a change in the Corporation’s fiscal year end from September 30 to December 31. This grant occurred during the three-month transition period ended December 31, 2005. Mr. Brandt ceased employment with the Corporation in February 2007.

With respect to Mr. Brandt, in 2005, as part of Mr. Brandt’s initial compensation package, the Corporation granted Mr. Brandt (i) 50,000 shares of restricted Common Stock and (ii) an option to purchase 100,000 shares of Common Stock at an exercise price of $1.42 per share. The restricted shares vested quarterly over a one year period, with all 50,000 shares vesting during 2006. The option was to vest quarterly over a two year period. When Mr. Brandt resigned in February 2007, the option was vested with respect to 62,500 shares.

With respect to Mr. van Zeyl, in 2006, as part of Mr. van Zeyl’s initial compensation package, the Corporation granted Mr. van Zeyl an option to purchase 100,000 shares of Common Stock at an exercise price of $2.39 per share. One quarter of this option vested upon grant and the balance vests in equal annual installments over the next three years.

With respect to Mr. O’Neil and Mr. Worthen, as noted above under Compensation Discussion and Analysis, in 2006, the Compensation Committee conducted an internal review of stock options held by the Corporation’s executive officers. As a result of this internal equity review, the Compensation Committee recommended to the Board of Directors that such named executive officers be granted the stock option awards set forth above based upon their position and responsibilities within the Corporation. The Board of Directors approved these grants on May 10, 2006 at a price of $2.95 per share with one quarter of the shares vesting upon grant and the balance of the shares vesting in equal annual installments over a three-year period.

Outstanding Equity Awards at Fiscal Year-End.   The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
David B. Eisenhaure	13,500	—	—	$9.0000	7/11/2007	—	—	—	—
	40,000	—	—	$11.2500	4/21/2009	—	—	—	—
	40,000	—	—	$5.8750	1/26/2009	—	—	—	—
	100,000	—	—	$17.5630	4/14/2010	—	—	—	—
	100,000	—	—	$9.2500	4/5/2011	—	—	—	—
	125,000	—	—	$1.5700	6/21/2015	—	—	—	—
David E. O’ Neil(1)	8,000	—	—	$3.5000	4/22/2012	—	—	—	—
	10,000	—	—	$0.6300	7/7/2013	—	—	—	—
	30,000	—	—	$1.9000	9/22/2014	—	—	—	—
	19,780	—	—	$1.8200	2/1/2015	—	—	—	—
	5,220	—	—	$1.8200	2/1/2015	—	—	—	—
	25,000	—	—	$1.6200	3/18/2015	—	—	—	—
	2,000	—	—	$3.5000	4/22/2012	—	—	—	—
	12,500	37,500	—	$2.9500	5/10/2016	—	—	—	—
Gary Brandt(2)	62,500	37,500	—	$1.4200	12/21/2015	—	—	—	—
Jack Worthen(3)	50,000	—	—	$1.6400	4/4/2015	—	—	—	—
	25,000	75,000	—	$2.9500	5/10/2016	—	—	—	—
Clemens van Zeyl(4)	50,000	50,000	—	$2.3900	3/27/2016	—	—	—	—

(1)          Mr. O’Neil’s unvested options vest equally over the next three years on the 10th of May.

(2)          Mr. Brandt’s options ceased vesting upon his cessation of employment in February 2007; however, Mr. Brandt has one year from his last day of employment to exercise the vested stock options.

(3)          Mr. Worthen’s unvested options vest equally over the next three years on the 10th of May.

(4)          Mr. van Zeyl’s unvested options vest equally over the next two years.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David B. Eisenhaure
David E. O’Neil
Gary Brandt			50,000	$82,375
Jack Worthen
Clemens van Zeyl

(1)          The value realized equals the market value of the Corporation’s Common Stock on each of the vesting dates, multiplied by the number of shares that vested. These restricted shares vested during 2006 as follows: 12,500 shares on March 1, 2006; 12,500 shares on June 1, 2006; 12,500 shares on September 10, 2006; and 12,500 shares on December 1, 2006.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans.   The following table sets forth certain information with respect to a named executive officer’s participation in a non-qualified defined contribution plan in fiscal year 2006

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Clemens van Zeyl(2)	$—	$4,771	$—	—	$4,771

(1)          This amount is also reported in the “All Other Compensation” column of the Summary Compensation Table above.

(2)          Amounts reported were converted from Canadian dollars to U.S. dollars at a rate of 1 US$ = 0.85 CND$.

Mr. van Zeyl, who is employed through a Canadian subsidiary, participates in a registered retirement savings plan, or RRSP, which is not a “qualified” plan under applicable United States tax laws. This defined contribution plan, which is also available to all other employees of this subsidiary, is approved by the Canadian Revenue Agency. Employee contributions under the Canadian plan, up to 18% of an employee’s previous year’s earned income, subject to an annual limitation, which in 2006 was $18,000, are made free of tax in Canada. In addition, the Company contributes quarterly installments based on 3% of the employee’s base salary. To receive this employer contribution, the employee does not have to contribute to the Canadian plan. The 3% employer contribution is also made free of tax in Canada. The Canadian plan is administered by Industrial Alliance Insurance and Financial Services Inc. The employee makes the investment decision for all contributions, both employee and employer, from a specified list of funds. Upon termination of employment, employees have the following options: (i) receive the value of all contributions as a cash refund, subject to applicable taxes, (ii) transfer the funds to another RRSP, (iii) transfer the funds to the registered pension plan of a new employer, (iv) purchase a deferred or immediate annuity from an insurer or (v) purchase a registered retirement income fund.

Except for the Canadian RRSP described above, the named executive officers do not participate in any other non-qualified defined contribution or other deferred compensation plans.

Pension Benefits.   The named executive officers do not participate in any plan that provides for specified retirement benefits, or payments and benefits that will be provided primarily following retirement, other than defined contribution plans such as the Corporation’s 401(k) savings plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements.   The Corporation has entered into a Key Employee Agreement (the “Employee Agreement”) with Mr. Eisenhaure, which provides that he is entitled to receive as a severance payment 100% of his annual salary plus benefits, payable in twelve equal monthly installments, if (i) the Corporation or a substantial portion of the Corporation is acquired without the approval of the Board; or (ii) without his consent, his employment is terminated without cause or his salaries is reduced, or there is a substantial change in his positions or there is a change in his principal place of employment from the greater Boston, Massachusetts area. The Employee Agreement also contains provisions prohibiting Mr. Eisenhaure from competing with the Corporation for a one-year period following termination of employment.

Director Compensation.   The following table sets forth information regarding the compensation of the Corporation’s non-employee directors during fiscal year 2006.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
John M. Carroll	$22,000	—	$168,690	—	—	—	$190,690
Marshall J. Armstrong	$23,500	—	$42,660	—	—	—	$66,160
James J. Kirtley, Jr.	$23,500	—	$33,350	—	—	$23,546	$80,396
Andrew R. Muir	$23,000	—	$33,220	—	—	$2,875	$59,095
Joseph E. Levangie	$23,500	—	$50,340	—	—	$52,750	$126,590
Daniel R. Dwight	$18,000	—	$38,310	—	—	—	$56,310

(1)          Mr. Eisenhaure is not included in this table as he is an employee of the Corporation and accordingly receives no compensation for his services as a director. The compensation received by Mr. Eisenhaure as an employee is shown in the Summary Compensation Table above. Each non-employee director of the Corporation receives a quarterly retainer of $2,500 for their service on the board. In addition, each non-employee director receives $1,000 for on-site board meetings attended or $500 for meetings held via teleconference. In addition, each non-employee board member is reimbursed for their out-of-pocket costs incurred to attend any board meetings.

(2)          During 2006, Mr. Levangie and Dr. Muir provided strategic financial consulting services to the Corporation. Mr. Levangie and Dr. Muir earn $125 per hour for these services. During 2006, Dr. Kirtley provided research engineering services to the Corporation. Dr. Kirtley earns $125 per hour for these services.

(3)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) from awards granted in 2006. Refer to Note C, “Significant Accounting Policies and Basis of Presentation—Accounting for Stock-based Compensation,” in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on April 2, 2007 for the relevant assumptions used to determine the valuation of option awards. Options awards granted to non-employee directors during 2006 had the following grant date fair value computed in accordance with FAS 123(R):

Name	Date of Award	Number of Shares underlying Award (#)	Vesting Term	Grant Date Fair Value ($)	Total Value of Awards ($)
John M. Carroll	3/22/2006	27,000	Upon Grant	$40,770
	5/10/2006	8,000	Upon Grant	$17,120
	11/14/2006	40,000	Upon Grant	$27,600
	11/14/2006	80,000	Annual 2 years	$83,200	$168,690
Marshall J. Armstrong	3/22/2006	24,000	Upon Grant	$36,240
	5/10/2006	3,000	Upon Grant	$6,420	$42,660
James J. Kirtley, Jr.	3/22/2006	15,000	Upon Grant	$22,650
	5/10/2006	5,000	Upon Grant	$10,700	$33,350
Andrew R. Muir
	3/22/2006	22,000	Upon Grant	$33,220	$33,220
Joseph E. Levangie	3/22/2006	22,000	Upon Grant	$33,220
	5/10/2006	8,000	Upon Grant	$17,120	$50,340
Daniel R. Dwight	3/22/2006	24,000	Upon Grant	$36,240
	11/14/2006	3,000	Upon Grant	$2,070	$38,310

On April 11, 2002, to encourage ownership in the Corporation by outside directors, to provide such directors with a further incentive to remain as directors and to align the interests of such directors with the interests of the Corporation’s stockholders, the Board adopted a director stock option program. Pursuant to this program, (i) each individual who first becomes an outside director of the Corporation will receive a non-statutory stock option to purchase 15,000 shares of Common Stock on the date of his or her initial election to the Board; and (ii) on the date of each Annual Meeting of Stockholders of the Corporation (other than a director who was initially elected to the Board at any such Annual Meeting of Stockholders or, if previously, at any time after the prior year’s Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following the date of such Annual Meeting of Stockholders, (a) each outside director who is serving on the Audit Committee will be granted a non-statutory stock option to purchase an additional 5,000 shares of Common Stock, (b) each outside director who is serving on the Compensation Committee will be granted a non-statutory stock option to purchase an additional 3,000 shares of Common Stock and (c) each outside director who is serving on the Corporate Governance and Nominating Committee will be granted a non-statutory stock option to purchase an additional 4,000 shares of Common Stock. All non-statutory stock options granted under the director stock option program will be immediately exercisable and will have exercise prices equal to the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant. Mr. Carroll’s grant of stock option to purchase 120,000 shares of Common Stock was granted in regards to his nomination as the Chairman of the Board of Directors. 40,000 of these stock options were exercisable immediately upon grant, the remaining 80,000 vest equally over the succeeding two years. These stock options were granted with an exercise price of $0.99 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant.

As of December 31, 2006, each non-employee director had the following number of options outstanding: Mr. Carroll: 175,000; Mr. Armstrong: 130,000; Dr. Kirtley: 163,300; Dr. Muir: 59,000; Mr. Levangie: 67,000; and Mr. Dwight: 27,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2006.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,435,745	$3.67	921,161	(1)(3)
Equity compensation plans not approved by security holders	21,000 (2)	$17.56	—
Total	4,456,745	$3.73	921,161	(1)(3)

(1)          Includes 68 shares of Common Stock issuable under the Corporation’s 1998 Stock Incentive Plan, 86,859 shares of Common Stock issuable under the Corporation’s 1999 Stock Incentive Plan, 59,900 shares of Common Stock issuable under the Corporation’s 2000 Stock Incentive Plan, 24,834 shares of Common Stock issuable under the Corporation’s 2002 Stock Incentive Plan and 749,500 shares of Common Stock issuable under the Corporations 2005 Incentive Compensation Plan.

(2)          Consists of 21,000 shares of Common Stock issuable upon exercise of option grants issued outside of existing stock option plans to non-executive employees. These options were issued on January 19, 2000 at an exercise price of $17.563 per share and expire on January 19, 2010. The right to exercise these options vested in equal annual installments over the four-year period from the date of initial grant. These options must be exercised within 90 days after an employee’s termination or they expire. The other terms of these options are substantially similar to those of non-statutory stock options issued under the Corporation’s shareholder-approved 1999 Stock Incentive Plan.

(3)          This table excludes the additional 2,000,000 shares that would be available for issuance under the 2005 Incentive Compensation Plan if Proposal 3 is approved by the stockholders at the meeting.

AUDIT COMMITTEE REPORT

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for fiscal 2006, the Audit Committee (i) reviewed and discussed the audited financial statements with the Corporation’s management, (ii) discussed with Vitale, Caturano & Company, Ltd., the Corporation’s independent public accountants for fiscal 2006, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, and (iii) received the written disclosures and the letter from Vitale, Caturano & Company required by Independence Standards Board Standard No. 1 (as modified or supplemented), as adopted by the Public Company Accounting Oversight Board, and discussed the independence of Vitale, Caturano & Company with Vitale, Caturano & Company. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for fiscal 2006.

AUDIT COMMITTEE
MARSHALL J. ARMSTRONG, Chairman
JOHN M. CARROLL
DANIEL R. DWIGHT

INDEPENDENT PUBLIC ACCOUNTANTS

Vitale, Caturano & Company, Ltd. (“Vitale”) served as the Corporation’s independent public accountants for the three months ended December 31, 2005 and the year ended December 31, 2006.

On April 10, 2007, the Audit Committee selected Vitale, Caturano & Company, Ltd. (“Vitale”) to act as the Corporation’s independent public accountants for the year ended December 31, 2007.

A representative of Vitale is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Audit Fees

Vitale billed fees of $442,422 during the year ended December 31, 2006 for professional services rendered for the audit of the Corporation’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006 and the three month period ended December 31, 2005, and the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2005, April 1, 2006, July 1, 2006 and September 30, 2006. In addition, the amounts billed by Vitale included costs incurred related to Section 404 of the Sarbanes-Oxley Act in the amount of $83,793.

Grant Thornton LLP, the Corporation’s independent public accountants during fiscal 2005, billed fees of $329,907during the fiscal year ended September 30, 2005 for professional services rendered for the audit of the Corporation’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended January 1, 2005, April 2, 2005 and July 2, 2005 and review of registration statements filed during the most recent fiscal year.

Audit-Related Fees

There were no fees paid to Vitale in the three months ended December 31, 2005 and the year ended December 31, 2006 that would constitute audit-related fees.

Grant Thornton billed fees of $44,664 during the fiscal year ended September 30, 2005 for audit-related fees. These fees related to services provided by Grant Thornton in order to provide consent to the inclusion of certain financial statement information regarding the Corporation in filings with the Securities and Exchange Commission by Mechanical Technology Incorporated (“MTI”). The Corporation was reimbursed by MTI for all of these fees.

Tax Fees

Vitale billed fees of $50,000 during the year ended December 31, 2006 for professional services rendered for tax compliance, tax advice and tax planning.

Grant Thornton billed fees of $61,890 during the fiscal year ended September 30, 2005 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Vitale did not bill the Corporation for any other professional services in the three months ended December 31, 2005 and the year ended December 31, 2006. Grant Thornton did not bill the Corporation for any other professional services in fiscal 2005.

Prior Independent Public Accountants

Grant Thornton LLP served as the Corporation’s independent public accountants for fiscal 2005.

On December 28, 2005, the Audit Committee of the Board of Directors of the Corporation decided to dismiss Grant Thornton as the Corporation’s independent public accountants and to engage Vitale as the Corporation’s independent public accountants to audit the financial statements of the Corporation for the fiscal 2006. Such dismissal was conveyed to Grant Thornton by telephone on December 29, 2005.

The audit reports of Grant Thornton on the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 contained an uncertainty about the Corporation’s ability to continue as a going concern.

In connection with the audits of the financial statements of the Corporation for the fiscal years ended September 30, 2005 and September 30, 2004 and through the date of dismissal, the Corporation had no disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

(i)            In connection with its audit of the Corporation’s financial statements for the year ended September 30, 2004, Grant Thornton advised the Audit Committee and management, by letter dated December 23, 2004, that it noted certain deficiencies involving internal control over financial reporting that it considered to be significant deficiencies under standards of the Public Company Accounting Oversight Board. Specifically, Grant Thornton advised the Audit Committee and management that it considered the following three items to be significant deficiencies:

(A)       The first significant deficiency related to a need to formalize policies and procedures (including code of conduct, process to evaluate complaints about accounting and financial reporting and anonymous submission process, documenting that control activities have occurred, and a comprehensive accounting and financial reporting policies and procedures manual);

(B)        The second significant deficiency related to the need for improvement in segregation of duties (particularly for certain cash receipts, periodic rotation of duties and maintaining segregation of duties while employees are on vacation); and

(C)        The third significant deficiency related to the need for monitoring controls to ensure that operational controls are operating as designed (including periodic observation and re-performance of operational controls).

The Audit Committee discussed the subject matter of these deficiencies with Grant Thornton.

(ii)        In connection with its audit of the Corporation’s financial statements for the year ended September 30, 2005, Grant Thornton advised the Audit Committee and management, by letter dated December 15, 2005, that it noted certain deficiencies involving internal control over financial reporting that it considered to be significant deficiencies under standards of the Public Company Accounting Oversight Board. Specifically, Grant Thornton advised the Audit Committee and management that it considered the following four items to be significant deficiencies:

(A)       The first significant deficiency related to a need to formalize policies and procedures (including a comprehensive accounting and financial reporting policies and procedures manual, a policy that requires an annual vacation for all employees and periodic rotation of duties, and policies and procedures relating to information technology);

(B)        The second significant deficiency related to financial reporting and income tax disclosures. With respect to financial reporting disclosures, Grant Thornton noted that an early draft of our Form 10-K required corrections as a result of our internal control procedures not being performed on a timely basis. With respect to income tax disclosures, Grant Thornton noted that we need to enhance the technical knowledge of personnel preparing and reviewing the income tax disclosures or consider outsourcing this function;

(C)        The third significant deficiency related to the need for monitoring controls to ensure that operational controls are operating as designed (including periodic observation and re-performance of operational controls); and

(D)       The fourth significant deficiency related to an instance of a control failure around evaluation of proper revenue recognition.

The Audit Committee discussed the subject matter of these deficiencies with Grant Thornton.

The Corporation has authorized Grant Thornton to respond fully to the inquiries of the successor accountant concerning the subject matter of the significant deficiencies cited by Grant Thornton.

On December 28, 2005, the Corporation engaged Vitale as its independent public accountants to audit the Corporation’s financial statements for fiscal 2006. The decision to engage Vitale was made by the Audit Committee of the Board of Directors of the Corporation. During the fiscal years ended September 30, 2005 and September 30, 2004 and through the date of engagement, the Corporation did not consult with Vitale regarding any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee annually considers and selects the Corporation’s independent public accountants. On April 10, 2007, the Audit Committee selected Vitale, Caturano & Company, Ltd. (“Vitale”) to act as the Corporation’s independent public accountants for the year ended December 31, 2007.

The persons named in the enclosed Proxy will vote to ratify the selection of Vitale as independent public accountants for the year ending December 31, 2007 unless otherwise directed by the stockholders. Stockholder ratification of Vitale as the Corporation’s independent public accountants is not required by the Corporation’s bylaws or otherwise. However, the Corporation is submitting the selection of Vitale to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Vitale as the Corporation’s independent public accountants, the Audit Committee will reconsider the selection of such independent public accountants. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interest of the Corporation and its stockholders.

PROPOSAL 3:  INCREASE IN SHARES UNDER 2005 INCENTIVE COMPENSATION PLAN

Introduction

The Board of Directors has adopted and is seeking stockholder approval of an amendment to the 2005 Incentive Compensation Plan (the “2005 Plan”) to increase the number of shares of Common Stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 2,000,000 shares to 4,000,000 shares. Of the original 2,000,000 shares of Common Stock authorized for issuance in connection with grants made under the 2005 Plan, only 794,375 shares remain available for future grants or awards as of April 13, 2007. While some additional shares may become available under the 2005 Plan through employee terminations, this number is expected to be inconsequential.

The Board recommends this action in order to enable the Corporation to continue to provide a source of stock to attract, motivate, retain and reward high-quality executives and other employees, officers, directors and consultants for the Corporation. The Board believes that stock options promote growth and provide a meaningful incentive to personnel of successful companies.

The increase of 2,000,000 shares of Common Stock available for grant under the 2005 Plan will result in additional potential dilution of the Corporation’s outstanding stock. Based solely on the closing price of the Corporation’s Common Stock as reported on the Nasdaq Capital Market on April 13, 2007 of $1.14 per share, the maximum aggregate market value of the additional 2,000,000 shares of Common Stock to be reserved for issuance under the 2005 Plan would be $2,280,000.

Stockholder approval of the amendment to the 2005 Plan is required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the “plan lender” exemption from the margin requirements of Regulation G promulgated under the Exchange Act, (iii) to comply with the incentive stock options rules under Section 422 of the Code, and (iv) for purposes of complying with the stockholder approval requirements for the listing of shares on the Nasdaq Stock Market.

The following is a summary of certain principal features of the 2005 Plan, reflecting the proposed amendment. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is set forth as Exhibit A to this Proxy Statement.

Summary of the 2005 Incentive Compensation Plan

Shares Available for Awards; Annual Per-Person Limitations

Under the 2005 Plan, as proposed to be amended pursuant to this proposal, the total number of shares of Common Stock that may be subject to the granting of awards under the 2005 Plan shall be equal to 4,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of Common Stock, deferred shares of Common Stock, shares as a bonus or in lieu of other Corporation obligations, and other stock-based awards granted to any one participant may not exceed 500,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $500,000, and in addition the maximum amount that may be earned by one participant in respect of a performance period greater than one year is $500,000 multiplied by the number of full years in the performance period.

A committee of our Board of Directors, which we refer to as the Committee, is to administer the Plan. See “Administration.” The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of the Corporation and the Related Entities. An employee on leave of absence may be considered as still in the employ of the Corporation or a Related Entity for purposes of eligibility for participation in the 2005 Plan.

Administration

The Corporation’s Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Exchange Act, “outside directors” for purposes of Section 162(m) of the Code, and independent as defined by the Nasdaq Stock Market or any other national securities exchange on which any securities of the Corporation may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the Corporation’s Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of Common Stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the 2005 Plan, the term “fair market value” means the fair market value of the Common Stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or the Corporation’s Board of Directors, the fair market value of the Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

Restricted and Deferred Stock

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Corporation, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Common Stock, awards or otherwise as specified by the Committee.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of Common Stock as a bonus free of restrictions, or to grant shares of Common Stock or other awards in lieu of the Corporation obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Performance Awards

The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of Common Stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Corporation under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Corporation’s chief executive officer and each other person whose compensation is required to be disclosed in the Corporation’s filings with the SEC by reason of that person being among the four highest compensated officers of the Corporation as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not the Corporation’s Board of Directors.

Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Corporation and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to “covered employees” that are intended to qualify under Section 162(m): (1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Corporation; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total stockholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the Committee may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Common Stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of Common Stock or other property in trusts or make other arrangements to provide for payment of the Corporation’s obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 of the Exchange Act.

Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other Corporation plans, or other rights to payment from the Corporation, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and, if so provided in the award agreement, such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a “change in control” of the Corporation, as defined in the 2005 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any “change in control.”

For purposes of the 2005 Plan, a “change in control” will be deemed to occur upon the earliest of the follow:

(a)   the acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”) (such Beneficial Ownership, a “Controlling Interest”); provided, however, that for this purpose, the following acquisitions shall not constitute a Change of Control: (v) any acquisition directly from the Corporation; (w) any acquisition by the Corporation; (x) any acquisition by any person that as of the effective date of the 2005 Plan owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Related Entities; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of (c) below; or

(b)   during any period of two (2) consecutive years (not including any period prior to the effective date of the 2005 Plan) individuals who constitute the Board on the effective date of the 2005 Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the 2005 Plan whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c)   consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination or any person that owns a Controlling Interest as of the effective date of the 2005 Plan) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)   approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Amendment and Termination

The Corporation’s Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Corporation’s Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Corporation’s Board of Directors, the 2005 Plan will terminate at such time as no shares of Common Stock remain available for issuance under the 2005 Plan and the Corporation has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

Other than in connection with standard adjustments (as set forth in Section 10(c) of the 2005 Plan), the Committee is not permitted to (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of the underlying shares in exchange for another award (other than in connection with substitute awards granted in connection with business combinations) or (iii) take any other action with respect to an option or SAR that may be treated as a repricing, without approval of the Corporation’s stockholders.

Federal Income Tax Consequences of Awards

The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Corporation, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Corporation’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Corporation will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Corporation and is reasonable in amount, and either the employee includes that amount in income or the Corporation timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The 2005 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Corporation is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Corporation is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Corporation and is reasonable in amount, and either the employee includes that amount in income or the Corporation timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

The Corporation may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Corporation upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Corporation will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Corporation generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Corporation intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Corporation to ensure that options under the 2005 Plan will qualify as “performance-based compensation” that is fully deductible by the Corporation under Section 162(m).

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

No grants have been made with respect to additional shares of Common Stock to be reserved for issuance under the 2005 Plan. In addition, the number of shares of Common Stock that may be granted to executive officers, directors and all employees including non-executive officers is indeterminable at this time, as such grants generally are subject to the discretion of the Committee. However, in connection with the Corporation’s 2007 Incentive Bonus Plan, as described above under “Compensation Discussion and Analysis—Annual Incentive Bonus Plan” if certain annual business unit and company performance targets are achieved in the areas of balance sheet management, revenue and profitability during fiscal 2007, in the future the Corporation’s may be required to issue shares of its Common Stock. Based on the closing price of the Corporation’s Common Stock on the date the 2007 Bonus Plan was approved ($1.18) and current salary levels, if the Corporation and its business units were to achieve the performance targets established in the plan, the Corporation could be required to issue up to 430,000 shares, depending on the level of achievement; however, because the Corporation cannot predict if such targets will be met, the achievement of the targets is not considered probable at this time. Furthermore, even if the targets are achieved, the Corporation cannot predict the actual number of shares of Common Stock that may be issued under this plan, as that depends on the number of targets achieved and the level of achievement, which are unknown at this time.

Recommendation

The Board believes that the future success of the Corporation depends, in large part, upon the ability of the Corporation to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes approval of the increase in the number of shares available for issuance under the 2005 Plan by 2,000,000 is in the best interests of the Corporation and its stockholders and recommends a vote FOR such approval.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board should direct their communications to: Corporate Secretary, SatCon Technology Corporation, 27 Drydock Avenue, Boston, MA 02210. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Corporate Secretary will forward such communication to all of the members of the Board of Directors or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Corporate Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

BOARD POLICY REGARDING DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

The Corporation believes that it is important for and encourages the members of the Board of Directors to attend Annual Meetings of Stockholders. Last year, six members of the Board of Directors attended the 2006 Annual Meeting of Stockholders.

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

The cost of solicitation of Proxies will be borne by the Corporation. In addition to the solicitation of Proxies by mail, officers and employees of the Corporation may solicit Proxies in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in Proxy material for the 2008 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by the Corporation at its offices, 27 Drydock Avenue, Boston, Massachusetts 02210 on or before December 31, 2007. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Corporation.

If a stockholder of the Corporation wishes to present a proposal before the 2008 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Corporation’s proxy statement and proxy card, such stockholder must also give written notice to the Secretary of the Corporation at the address noted above. The Secretary must receive such notice by March 14, 2008. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

By	Order of the Board of Directors,
Daniel E. Gladkowski
Secretary

Boston, Massachusetts

April 30, 2007

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES

Exhibit A

Explanatory Note:   This Exhibit A contains a copy of the SatCon Technology Corporation 2005 Incentive Compensation Plan, as amended by the proposed amendment described in the proxy statement to which this Exhibit A is attached.

SATCON TECHNOLOGY CORPORATION

2005 INCENTIVE COMPENSATION PLAN

2005 INCENTIVE COMPENSATION PLAN

1.	Purpose
2.	Definitions
3.	Administration
	(a)	Authority of the Committee
	(b)	Manner of Exercise of Committee Authority
	(c)	Limitation of Liability.
4.	Shares Subject to Plan
	(a)	Limitation on Overall Number of Shares Available for Grant Under Plan
	(b)	Application of Limitation to Grants of Award
	(c)	Availability of Shares Not Delivered under Awards and Adjustments to Limits
5.	Eligibility; Per-Person Award Limitations
6.	Specific Terms of Awards
	(a)	General
	(b)	Options
	(c)	Stock Appreciation Rights
	(d)	Restricted Stock Awards
	(e)	Deferred Stock Award
	(f)	Bonus Stock and Awards in Lieu of Obligations
	(g)	Dividend Equivalents
	(h)	Performance Awards
	(i)	Other Stock-Based Awards
7.	Certain Provisions Applicable to Awards
	(a)	Stand-Alone, Additional, Tandem, and Substitute Awards
	(b)	Term of Awards
	(c)	Form and Timing of Payment Under Awards; Deferrals
	(d)	Exemptions from Section 16(b) Liability.
8.	Code Section 162(m) Provisions
	(a)	Covered Employees.
	(b)	Performance Criteria.
	(c)	Performance Period; Timing for Establishing Performance Goals.
	(d)	Adjustments.

A-i

9.	Change in Control
	(a)	Effect of Change in Control
	(b)	Definition of Change in Control
10.	General Provisions
	(a)	Compliance With Legal and Other Requirements.
	(b)	Limits on Transferability; Beneficiaries
	(c)	Adjustments
	(d)	Taxes
	(e)	Changes to the Plan and Awards
	(f)	Limitation on Rights Conferred Under Plan
	(g)	Unfunded Status of Awards; Creation of Trusts
	(h)	Nonexclusivity of the Plan
	(i)	Payments in the Event of Forfeitures; Fractional Shares
	(j)	Governing Law
	(k)	Non-U.S. Laws
	(l)	Plan Effective Date and Shareholder Approval; Termination of Plan

A-ii

2005 INCENTIVE COMPENSATION PLAN

1.     Purpose.   The purpose of this 2005 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist SatCon Technology Corporation, a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.     Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a)   “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Share granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(b)   “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c)   “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)   “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)   “Board” means the Company’s Board of Directors.

(f)    “Cause” shall, with respect to any Participant have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g)   “Change in Control” means a Change in Control as defined with related terms in Section 9(b) of the Plan.

(h)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)    “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of  Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”.

(j)    “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k)   “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)    “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m)  “Deferred Stock” means a right to receive Shares, including Restricted Stock, cash or a combination thereof, at the end of a specified deferral period.

(n)   “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.

(o)   “Director” means a member of the Board or the board of directors of any Related Entity.

(p)   “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(q)   “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(r)    “Effective Date” means the effective date of the Plan, which shall be May 18, 2005.

(s)    “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(t)    “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(u)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(v)   “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(w)  “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated,  insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(x)   “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(y)   “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z)   “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(aa) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(bb) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(cc) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(dd) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ee) “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Section 6(h).

(ff)   “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(gg) “Performance Share” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(hh) “Performance Unit” means any grant pursuant to Section 6(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ii)   “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(jj)   “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by Board in which the Company  or a Subsidiary holds a  substantial ownership interest, directly or indirectly.

(kk) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ll)   “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(mm) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(nn) “Shares” means the shares of common stock of the Company, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(oo) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(pp) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(qq) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.

3.     Administration.

(a)   Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.

(b)   Manner of Exercise of Committee Authority.   The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)   Limitation of Liability.   The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Shares Subject to Plan.

(a)   Limitation on Overall Number of Shares Available for Delivery Under Plan.   Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 4,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)   Application of Limitation to Grants of Award.   No Award may be granted if the number of Shares to be delivered in connection with such an Award or, in the case of an Award relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights), the number of Shares to which such Award relates, exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c)   Availability of Shares Not Delivered under Awards  and Adjustments to Limits.

(i)    If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 4(c)(v) below.

(ii)   In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

(iii)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(iv)  Notwithstanding anything in this Section 4(c) to the contrary and solely for purposes of determining whether Shares are available for the delivery of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any Shares restored pursuant to this Section 4(c) that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

5.     Eligibility; Per-Person Award Limitations.   Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards with respect to more than 500,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $500,000.00 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $500,000.00 multiplied by the number of full years in the Performance Period.

6.     Specific Terms of Awards.

(a)   General.   Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)   Options.   The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)     Exercise Price.   Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with  Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing, without approval of the Company’s shareholders.

(ii)    Time and Method of Exercise.   The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii)   Incentive Stock Options.   The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A)  the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B)   The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c)   Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i)    Right to Payment.   A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with  Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, without shareholder approval.

(ii)   Other Terms.   The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii)  Tandem Stock Appreciation Rights.   Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which

Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d)   Restricted Stock Awards.   The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Grant and Restrictions.   Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the Restriction Period, subject  to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)   Forfeiture.   Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes.

(iii)  Certificates for Stock.   Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)  Dividends and Splits.   As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e)   Deferred Stock Award.   The Committee is authorized to grant Deferred Stock Awards to any Eligible Person on the following terms and conditions:

(i)    Award and Restrictions.   Satisfaction of a Deferred Stock Award shall occur upon expiration of the deferral period specified for such Deferred Stock Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Deferred Stock Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Stock Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Stock Award, a Deferred Stock Award carries no voting or dividend or other rights associated with Share ownership.

(ii)   Forfeiture.   Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock Award), the Participant’s Deferred Stock Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Deferred Stock Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Deferred Stock Award.

(iii)  Dividend Equivalents.   Unless otherwise determined by the Committee at date of grant, any Dividend Equivalents that are granted with respect to any Deferred Stock Award shall be either (A) paid with respect to such Deferred Stock Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock Award and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)    Bonus Stock and Awards in Lieu of Obligations.   The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)   Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)   Performance Awards.   The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

(i)    Other Stock-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7.     Certain Provisions Applicable to Awards.

(a)   Stand-Alone, Additional, Tandem, and Substitute Awards.   Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered).

(b)   Term of Awards.   The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c)   Form and Timing of Payment Under Awards; Deferrals.   Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations adopted by the Securities and Exchange Commission thereunder, and all applicable rules of the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on either the Nasdaq Stock Market or a national securities exchange, then the rules of the Nasdaq Stock Market. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d)   Exemptions from Section 16(b) Liability.   It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

8.     Code Section 162(m) Provisions.

(a)   Covered Employees.   The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 8 shall be applicable to such Award.

(b)   Performance Criteria.   If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c)   Performance Period; Timing For Establishing Performance Goals.   Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(d)   Adjustments.   The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)   Committee Certification.   No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Code Section 162(m).

9.     Change in Control.

(a)   Effect of “Change in Control.”   Subject to Section 9(a)(iv), and if and only to the extent provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(i)    Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii)   Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Deferred Stock Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(iv)  Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii). For the purposes of this Section 9(a)(iv), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation

Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 9(a)(i), (ii) and (iii) above.

(b)   Definition of “Change in Control”.   Unless otherwise specified in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i)    The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control:  (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)   During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.   General Provisions.

(a)   Compliance With Legal and Other Requirements.   The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)   Limits on Transferability; Beneficiaries.   No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)   Adjustments.

(i)    Adjustments to Awards.   In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee to be appropriate, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii)   Adjustments in Case of Certain Corporate Transactions.   In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) hereof, the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii)  Other Adjustments.   The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)   Taxes.   The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)   Changes to the Plan and Awards.   The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f)    Limitation on Rights Conferred Under Plan.   Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g)   Unfunded Status of Awards; Creation of Trusts.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(h)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)    Payments in the Event of Forfeitures; Fractional Shares.   Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Governing Law.   The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.

(k)   Non-U.S. Laws.   The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(l)    Plan Effective Date; Termination of Plan.   The Plan shall become effective on the Effective Date, which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable  requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

SatCon Technology Corporation
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

Dear Stockholder:

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

SatCon Technology Corporation
27 Drydock Avenue, Boston, Massachusetts, 02210

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoint(s) David B. Eisenhaure and Daniel Gladkowski, and each of them singly, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of SatCon Technology Corporation (“SatCon”) held of record by the undersigned on April 16, 2007 at the Annual Meeting of Stockholders to be held on June 5, 2007 at 10:00 a.m. at the offices of SatCon Technology Corporation, 27 Drydock Avenue, Boston, Massachusetts, 02210. The undersigned hereby directs the said David B. Eisenhaure and Daniel Gladkowski to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of the Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

SatCon Technology Corporation

June 5, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

/    Please detach along perforated line and mail in the envelope provided.      /

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND PROPOSAL 3.
PLEASE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect three (3) Class I directors for the ensuing three years.
Nominees
☐	FOR ALL NOMINEES	O	David B. Eisenhaure
		O	John M. Carroll
		O	James J. Kirtley, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
	INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Vitale, Caturano & Company, Ltd. as independent public accountants for the Corporation for the fiscal year ending December 31, 2007;	☐	☐	☐
3.	To approve an increase in the number of shares of Common Stock available for issuance under the Corporation’s 2005 Incentive Compensation Plan by 2,000,000; and	☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.